UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 27, 2012

RESPONSE BIOMEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	98 -1042523
(State or other jurisdiction ofincorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.
Vancouver, British Columbia, Canada V6P 6P2
(Address of principal executive offices, including zip code)

(604) 456-6010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 27, 2012, the Audit Committee of the Board of Directors of Response Biomedical Corporation, or the Company, determined that errors had been made in the non-cash stock-based compensation expense recorded in the previously furnished financial statements for:

•
the fiscal quarters ended March 31, 2011 and June 30, 2011 included in its report on Form 6-K as furnished to the Securities and Exchange Commission, or the SEC, November 14, 2011 (the “1Q & 2Q 2011 Form 6-K”); and

•	the fiscal quarter ended September 30, 2011 included in its report on Form 6-K as furnished to the SEC on November 18, 2011 (collectively with the 1Q & 2Q 2011 Form 6-K, the “Form 6-Ks”),

These financial statements as originally filed should therefore no longer be relied upon due to these errors in such financial statements as addressed in Accounting Standards Codification 250.  The Company has determined that the Form 6-Ks did not correctly account for the reversal of stock-based compensation expense that had previously been recognized for options that did not ultimately vest.  The Company has recorded adjustments to correct its accounting for such stock-based compensation expense (the “Adjustments”).

The Company has performed a re-assessment of its accounting for the reversal of stock-based compensation expense that was recognized on a straight-line basis but which should have been reversed for options that were forfeited such that expense would have been recorded only for those stock-based awards that actually vested.  Accordingly, the Company has adjusted the stock-based compensation expense for the periods in question to recognize such expense only for options that ultimately vested.  These adjustments had no impact on the assets, liabilities, total shareholders’ equity, or statements of cash flows of the Company.

The Company’s management and the Audit Committee have discussed these matters with Ernst & Young LLP, the Company’s independent registered public accounting firm.

The table below reflects the Adjustments and their impact on the Company’s consolidated statements of loss for the interim periods covered by the Form6-Ks.

Response Biomedical Corporation
CONSOLIDATED STATEMENTS OF LOSS
(Expressed in Canadian dollars)

	Three months ended March 31, 2011 Adjusted(1) (unaudited)	Three months ended June 30, 2011 Adjusted(1) (unaudited)	Three months ended September 30, 2011 Adjusted(1) (unaudited)
	$	$	$
REVENUE
Product sales	2,022,456	2,691,623	1,563,841
Cost of sales	1,994,183	1,783,205	1,276,065
Gross profit (loss) on product sales	28,273	908,418	287,776
Contract service fees and revenues from collaborative research arrangements	448,104	7,124	7,534
	476,377	915,542	295,310
EXPENSES
Research and development	639,946	634,855	781,202
General and administrative	793,570	616,563	1,067,927
Marketing and business development	303,578	269,298	221,890
	1,737,094	1,520,716	2,071,019
OTHER EXPENSES (INCOME)
Interest expense	199,293	199,668	190,085
Interest income	(5,820)	(4,570)	(3,567)
Foreign exchange (gain)loss	69,217	(3,143)	(125,307)
	262,690	191,955	61,211
Net loss	(1,523,407)	(797,129)	(1,836,920)
Loss per common share - basic and diluted	(0.04)	(0.02)	(0.05)
Weighted average number of common shares outstanding	38,950,262	38,950,262	38,950,262

(1)
Previously reported financial information has been adjusted in these statements to correct the recognition of stock-based compensation.  The adjustments relate to the reversal of stock-based compensation that was recognized on a straight line basis but should have been reversed when the options were forfeited such that expense was recorded only for those stock-based awards that actually vested.  This adjustment had no impact on the assets, liabilities, total shareholders’ equity, or statement of cashflows of the Company.

Increase (decrease) to the previously reported consolidated statements of loss

Response Biomedical Corporation
CONSOLIDATED STATEMENTS OF LOSS
(Expressed in Canadian dollars)

	Three months ended March 31, 2011	Three months ended June 30, 2011	Three months ended September 30, 2011
	$	$	$

REVENUE
Cost of sales	(3,704)	2,539	(8,491)
Gross profit (loss) on product sales	3,704	(2,539)	8,491

EXPENSES
Research and development	(16,250)	(12,516)	(21,300)
General and administrative	(45,155)	(46,897)	(331,851)
Marketing and business development	(302)	(1,225)	(2,300)
	(61,707)	(60,638)	(355,451)
Net loss(2)	(65,411)	(58,099)	(363,942)
Loss per common share - basic and diluted(2)	—	—	(0.01)

(2)	This represents a decrease to the net loss and loss per common share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE BIOMEDICAL CORPORATION

By:	/s/Richard A. Canote
Richard A. Canote Chief Financial Officer

Date:  March 29, 2012